                                                                     EXHIBIT 3.4

                           AMENDED & RESTATED BY-LAWS

                                       OF

                              CARDINAL FOODS, INC.

                                Table of Contents
                                -----------------

Article I: Meetings of Stockholders
           ------------------------
      Section 1.        Annual Meetings .......................................   1
      Section 2.        Special Meetings ......................................   1
      Section 3.        Notices of Meetings ...................................   1
      Section 4.        Place of Meetings .....................................   1
      Section 5.        Quorum ................................................   1
      Section 6.        Record Date ...........................................   1
      Section 7.        Proxies ...............................................   2

Article II: Directors
            ---------

      Section 1.        Number of Directors ...................................   2
      Section 2.        Election of Directors .................................   2
      Section 3.        Term of Office ........................................   2
      Section 4.        Removal ...............................................   2
      Section 5.        Vacancies .............................................   2
      Section 6.        Quorum and Transaction of Business ....................   3
      Section 7.        Annual Meeting ........................................   3
      Section 8.        Regular Meetings ......................................   3
      Section 9.        Special Meetings ......................................   3
      Section 10.       Notice of Annual or Special Meetings ..................   3
      Section 11.       Compensation ..........................................   3

Article III: Committees
             ----------

      Section 1.        Executive Committee ...................................   4
      Section 2.        Meetings of Executive Committee .......................   4
      Section 3.        Other Committees ......................................   4

Article IV: Officers
            --------

      Section 1.        General Provisions ....................................   5
      Section 2.        Term of Office ........................................   5

Article V: Duties of Officers
           ------------------

      Section 1.        Chairman of the Board .................................   5
      Section 2.        President .............................................   5
      Section 3.        Chief Executive Officer ...............................   5
      Section 4.        Vice President ........................................   5
      Section 5.        Secretary .............................................   6
      Section 6.        Treasurer .............................................   6
      Section 7.        Assistant and Subordinate Officers ....................   6
      Section 8.        Duties of Officers May Be Delegated ...................   6

Article VI:  Indemnification and Insurance
             -----------------------------
      Section 1.        Indemnification in Non-Derivative Actions ...................................   6
      Section 2.        Indemnification in Derivative Actions .......................................   7
      Section 3.        Indemnification as Matter of Right ..........................................   7
      Section 4.        Determination of Conduct ....................................................   7
      Section 5.        Advance Payment of Expenses .................................................   7
      Section 6.        Nonexclusivity ..............................................................   7
      Section 7.        Liability Insurance .........................................................   7
      Section 8.        Meaning of Certain Terms ....................................................   8
      Section 9.        Continuation of Indemnification and Advancement of Expenses .................   8

Article VII: Certificates for Shares
             -----------------------
      Section 1.        Form and Execution ..........................................................   8
      Section 2.        Registration of Transfer ....................................................   9
      Section 3.        Lost, Destroyed or Stolen Certificates ......................................   9
      Section 4.        Registered Shareholders .....................................................   9

Article VIII:  Fiscal Year ..........................................................................   9
               -----------

Article IX:  Seal ...................................................................................   9
             ----

Article X:  Amendments ..............................................................................   9
            ----------

Article XI:  Officers and Directors--Liability and Indemnity; Transactions with Corporation
             ------------------------------------------------------------------------------

      Section 1.        Definitions Applicable to Article XI ........................................   10
      Section 2.        Director and Officer Liability Limitations ..................................   11
      Section 3.        Mandatory Indemnification ...................................................   11
      Section 4.        Procedural Requirements for Determination That Indemnification is
                        Proper ......................................................................   12
      Section 5.        Advancement of Expenses .....................................................   14
      Section 6.        Right of Director or Officer to Bring Suit ..................................   14
      Section 7.        Permissible Considerations ..................................................   14
      Section 8.        Reliance by Directors or Officers ...........................................   15
      Section 9.        Insurance ...................................................................   15
      Section 10.       Severability and Intent .....................................................   15
      Section 11.       Notice to the Corporation ...................................................   15
      Section 12.       Indemnification and Allowance of Expenses of Certain Others .................   15
      Section 13.       Amendment ...................................................................   15
      Section 14.       Nonexclusivity of Article XI ................................................   16

                          AMENDED AND RESTATED BY-LAWS
                                       OF
                              CARDINAL FOODS, INC.

                                    ARTICLE I

                            Meetings of Stockholders

         Section 1. Annual Meetings. The annual meeting of stockholders shall be held at such time and on such date during the first six months of each fiscal year (commencing in 1987) as may be fixed by the Board of Directors and stated in the notice of the meeting, for the election of Directors, the consideration of reports to be laid before such meeting and the transaction of such other business as may properly come before the meeting.

         Section 2. Special Meetings. Special meetings of the stockholders shall be called upon the written request of the Chairman of the Board of Directors, the President, the Directors by action at a meeting, a majority of the Directors acting without a meeting, or of the holders of shares entitling them to exercise twenty-five percent (25%) of the voting power of the Corporation entitled to vote thereat. Calls for such meetings shall specify the purposes thereof. No business other than that specified in the call shall be considered at any special meeting.

         Section 3. Notices of Meetings. Unless waived, written notice of each annual or special meeting stating the time, place, and the purposes thereof shall be given by personal delivery or by mail to each stockholder of record entitled to vote at or entitled to notice of the meeting, not more than sixty
(60) days nor less than ten (10) days before any such meeting. If mailed, such notice shall be directed to the stockholder at his address as the same appears upon the records of the Corporation. Any stockholder, either before or after any meeting, may waive any notice required to be given by law or under these Regulations.

         Section 4. Place of Meetings. Meetings of stockholders shall be held in the City of Columbus, State of Ohio, at the principal office of the Corporation in that City unless the Board of Directors determines that a meeting shall be held at some other place within or without the State of Delaware and causes the notice thereof to so state.

         Section 5. Quorum. The holders of shares entitling them to exercise a majority of the voting power of the Corporation entitled to vote at any meeting, present in person or by proxy, shall constitute a quorum for the transaction of business to be considered at such meeting; provided, however, that no action required by law or by the Certificate of Incorporation or these By-Laws to be authorized or taken by the holders of a designated proportion of the shares of any particular class or of each class may be authorized or taken by a lesser proportion. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time, until a quorum shall be present.

         Section 6. Record Date. The Board of Directors may fix a record date for any lawful purpose, including without limiting the generality of the foregoing, the determination of stockholders entitled to (i) receive notice of or to vote at any meeting, (ii) receive payment of any dividend or other distribution or allotment of any rights, (iii) receive or exercise rights of purchase or of subscription for, or exchange or conversion of, shares or other securities, subject to any contract right with respect thereto, or (iv) participate in the execution of written consents, waivers or releases. Said record date shall be not more than sixty (60) days nor less than ten (10) days preceding the date of such meeting, the date fixed for the payment of any dividend or distribution or the date fixed for the receipt or the exercise of rights, as the case may be.

         If a record date shall not be fixed, the record date for the determination of stockholders who are entitled to notice of, or who are entitled to vote at, a meeting of stockholders, shall be the close of business on the date next preceding the day on which notice is given, or the close of business on the date next preceding the day on which the meeting is held, as the case may be.

         Section 7. Proxies. A person who is entitled to attend a stockholders' meeting, to vote thereat, or to execute consents, waivers or releases, may be represented at such meeting or vote thereat, and execute consents, waivers and releases, and exercise any of his other rights, by proxy or proxies appointed by a writing signed by such person.

                                   ARTICLE II

                                    Directors

         Section 1. Number of Directors. Until changed in accordance with the provisions of this section, the number of Directors of the Corporation shall be one (1). Subject to the limitation that such number of Directors shall be not less than one (1) nor more than fifteen (15), such number may be changed from time to time as determined by resolution adopted by a majority of the Directors then in office.

         Section 2. Election of Directors. Directors shall be elected at the annual meeting of stockholders, but when the annual meeting is not held or Directors are not elected thereat, they may be elected at a special meeting called and held for that purpose. Such election shall be by ballot whenever requested by any stockholder entitled to vote at such election; but, unless such request is made, the election may be conducted in any manner approved at such meeting.

         At each meeting of stockholders for the election of Directors, the persons receiving the greatest number of votes shall be Directors.

         Section 3. Term of Office. Each Director shall hold office until the annual meeting next succeeding his election and until his successor is elected and qualified, or until his earlier resignation, removal from office or death.

         Section 4. Removal. All the Directors, or all the Directors of a particular class, or any individual Director may be removed from office, without assigning any cause, by the vote of the holders of a majority of the voting power entitling them to elect Directors in place of those to be removed, provided that unless all the Directors, or all the Directors of a particular class, are removed, no individual Director shall be removed in case the votes of a sufficient number of shares are cast against his removal which, if cumulatively voted at an election of all the Directors, or all the Directors of a particular class, as the case may be, would be sufficient to elect at least one Director. In case of any such removal, a new Director may be elected at the same meeting for the unexpired term of each Director removed.

         Section 5. Vacancies. Vacancies in the Board of Directors may be filled by a majority vote of the remaining Directors until an election to fill such vacancies is had. Stockholders entitled to elect Directors shall have the right to fill any vacancy on the Board (whether the same has been temporarily filled by the remaining Directors or not) at any meeting of the stockholders called for that purpose, and any Directors elected at any such meeting of stockholders shall serve until the next annual election of Directors and until their successors are elected and qualified.

         Section 6. Quorum and Transaction of Business. A majority of the whole authorized number of Directors shall constitute a quorum for the transaction of business, except that a majority of the Directors in office shall constitute a quorum for filling a vacancy on the Board. Whenever less than a quorum is present at the time and place appointed for any meeting of the Board, a majority of those present may adjourn the meeting from time to time, until a quorum shall be present. The act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board.

         Section 7. Annual Meeting. Annual meetings of the Board of Directors shall be held immediately following annual meetings of the stockholders, or as soon thereafter as is practicable. If no annual meeting of the stockholders is held, or if Directors are not elected thereat, then the annual meeting of the Board of Directors shall be held immediately following any special meeting of the stockholders at which Directors are elected, or as soon thereafter as is practicable.

         Section 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places, within or without the State of Delaware, as the Board of Directors may, by resolution or by-law, from time to time, determine. The Secretary shall give notice of each such resolution or by-law to any Director who was not present at the time the same was adopted, but no further notice of such regular meeting need be given.

         Section 9. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board, the President, any vice President, or any two members of the Board of Directors, and shall be held at such times and places, within or without the State of Delaware, as may be specified in such call.

         Section 10. Notice of Annual or Special Meetings. Notice of the time and place of each annual or special meeting shall be given to each Director by the Secretary or by the person or persons calling such meeting. Such notice need not specify the purpose or purposes of the meeting and may be given in any manner or method and at such time so that the Director receiving it may have reasonable opportunity to participate in the meeting. Such notice shall, in all events, be deemed to have been properly and duly given if mailed at least forty-eight (48) hours prior to the meeting and directed to the residence of each Director as shown upon the Secretary's records and, in the event of a meeting to be held through the use of communications equipment, if the notice sets forth the telephone number at which each Director may be reached for purposes of participation in the meeting as shown upon the Secretary's records and states that the Secretary must be notified if a Director desires to be reached at a different telephone number. The giving of notice shall be deemed to have been waived by any Director who shall participate in such meeting and may be waived, in a writing, by any Director either before or after such meeting.

         Section 11. Compensation. The Directors, as such, shall be entitled to receive such reasonable compensation for their services as may be fixed from time to time by resolution of the Board, and expenses of attendance, if any, may be allowed for attendance at each annual, regular or special meeting of the Board. Nothing herein contained shall be construed to preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of the executive committee or of any other standing or special committee may by resolution of the Board be allowed such compensation for their services as the Board may deem reasonable, and additional compensation may be allowed to Directors for special services rendered.

                                   ARTICLE III

                                   Committees

         Section 1. Executive Committee. The Board of Directors may from time to time, by resolution passed by a majority of the entire Board, create an executive committee consisting of one or more Directors, the members of which shall be elected by the Board of Directors to serve during the pleasure of the Board. If the Board of Directors does not designate a chairman of the executive committee, the executive committee shall elect a chairman from its own number. Except as otherwise provided herein and in the resolution creating an executive committee, such committee shall, during the intervals between the meetings of the Board of Directors, possess and may exercise all of the powers of the Board of Directors in the management of the business and affairs of the Corporation and may authorize the seal of the Corporation to be fixed to all papers which may require it, but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation. Unless otherwise specifically provided in the resolution of the Board of Directors or the Certificate of Incorporation, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The executive committee shall keep full records and accounts of its proceedings and transactions. All action by the executive committee shall be reported to the Board of Directors at its meeting next succeeding such action and shall be subject to control, revision and alteration by the Board of Directors, provided that no rights of third persons shall be prejudicially affected thereby. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

         Section 2. Meetings of Executive Committee. Subject to the provisions of these Regulations, the executive committee shall fix its own rules of procedure and shall meet as provided by such rules or by resolutions of the Board of Directors, and it shall also meet at the call of the President, the chairman of the executive committee or any two members of the committee. Unless otherwise provided by such rules or by such resolutions, the provisions of
Section 10 of Article II relating to the notice required to be given of meetings of the Board of Directors shall also apply to meetings of the executive committee. A majority of the executive committee shall be necessary to constitute a quorum. The executive committee may act in a writing, or by telephone with written confirmation, without a meeting, but no such action of the executive committee shall be effective unless concurred in by all members of the committee.

         Section 3. Other Committees. The Board of Directors may by resolution provide for such other standing or special committees as it deems desirable, and discontinue the same at pleasure. Each such committee shall have such powers and perform such duties, not inconsistent with law, as may be delegated to it by the Board of Directors. The provisions of Section 1 and Section 2 of this Article shall govern the appointment and action of such committees so far as the same are consistent with such appointment and unless otherwise provided by the Board of Directors. Vacancies in such committees shall be filled in the same manner as provided in Section 1 of this Article.

                                   ARTICLE IV

                                    Officers

         Section 1. General Provisions. The Board of Directors shall elect a President, such number of Vice Presidents as the Board may from time to time determine, a Secretary and a Treasurer and, in its discretion, a Chairman of the Board of Directors. The Board of Directors may from time to time create such offices and appoint such other officers, subordinate officers and assistant officers as it may determine. The officers need not be chosen from among the members of the Board of Directors. Any two of such offices, other than that of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity.

         Section 2. Term of Office. The officers of the Corporation shall hold office during the pleasure of the Board of Directors, and, unless sooner removed by the Board of Directors, and until their successors are chosen and qualified. The Board of Directors may remove any officer at any time, with or without cause. A vacancy in any office, however created, shall be filled by the Board of Directors.

                                    ARTICLE V

                               Duties of Officers

         Section 1. Chairman of the Board. The chairman of the board, if one be elected, shall preside at all meetings of the stockholders and of the Board of Directors and shall have such other powers and duties as may be prescribed by the Board of Directors.

         Section 2. President. The President shall exercise supervision over the business of the Corporation and over its several officers, subject, however, to the control of the Board of Directors and the Chief Executive Officer (provided he is not the Chief Executive Officer). In the absence of the Chairman of the Board, or if a Chairman of the Board shall not have been elected, he shall preside at meetings of the stockholders and of the Board of Directors. He shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments requiring his signature; and shall have such other powers and duties as the Board of Directors may from time to time assign to him.

         Section 3. Chief Executive Officer. The Board of Directors shall designate the Chairman of the Board or the President as Chief Executive Officer. Such Chief Executive Officer shall have the general direction of the affairs of the Company, subject to the Board of Directors. He may appoint and discharge agents and employees, and perform such other duties as are incident to his office or delegate to him by the Board of Directors or which are or may at any time be authorized or required by law. In the absence or disability of the officer designated as Chief Executive Officer, the other aforementioned officer (Chairman of the Board or President) shall perform any and all duties of the Chief Executive Officer.

         Section 4. Vice President. The Vice Presidents, if they are elected, shall have such powers and duties as may from time to time be assigned to them by the Board of Directors, the Chief Executive officer or the President. At the request of the President, or in the case of his absence or disability, the Vice President designated by the President (or in the absence of such designation, the Vice President designated by the Board or the Chief Executive Officer) shall perform all the duties of the President and, when so acting, shall have all the powers of the President. The authority of Vice Presidents to sign in the name of the Corporation certificates for shares and deeds, mortgages, bonds agreements, notes and other instruments shall be coordinate with like authority of the President.

         Section 5. Secretary. The Secretary shall keep minutes of all the proceedings of the stockholders and Board of Directors and shall make proper record of the same, which shall be attested by him; shall have authority to execute and deliver certificates as to any of such proceedings and any other records of the Corporation; shall have authority to sign all certificates for shares and all deeds, mortgages, bonds, agreements, notes and other instruments to be executed by the Corporation which require his signature; shall give notice of meetings of stockholders and Directors; shall produce on request at each meeting of stockholders a certified list of stockholders arranged in alphabetical order; shall keep such books and records as may be required by law or by the Board of Directors; and, in general, shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

         Section 6. Treasurer. The Treasurer shall have general supervision of all finances; he shall receive and have in charge all money, bills, notes, deeds, leases, mortgages and similar property belonging to the Corporation, and shall do with the same as may from time to time be required by the Board of Directors. He shall cause to be kept adequate and correct accounts of the business transactions of the Corporation, including accounts of its assets, liabilities, receipts, disbursements, gains, losses, stated capital and shares, together with such other accounts as may be required, and upon the expiration of his term of office shall turn over to his successor or to the Board of Directors all property, books, papers and money of the Corporation in his hands; and shall have such other powers and duties as may from time to time be assigned to him by the Board of Directors, the Chief Executive Officer or the President.

         Section 7. Assistant and Subordinate Officers. The Board of Directors may appoint such assistant and subordinate officers as it may deem desirable. Each such officer shall hold office during the pleasure of the Board of Directors, and perform such duties as the Board of Directors, the Chief Executive Officer or the President may prescribe.

         The Board of Directors may, from time to time, authorize any officer to appoint and remove subordinate officers, to prescribe their authority and duties, and to fix their compensation.

         Section 8. Duties of Officers May be Delegated. In the absence of any officer of the Corporation, or for any other reason the Board of Directors may deem sufficient, the Board of Directors may delegate, for the time being, the powers or duties, or any of them, of such officers to any other officer or to any Director.

                                   ARTICLE VI

                          Indemnification and Insurance

         Section 1. Indemnification in Non-Derivative Actions. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party, to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the Corporation, by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, he had reasonable cause to believe that his conduct was unlawful.

         Section 2. Indemnification in Derivative Actions. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless, and only to the extent that the Court of Chancery, or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the Court of Chancery or such other court shall deem proper.

         Section 3. Indemnification as Matter of Right. To the extent that a director, officer, employee, or agent has been successful on the merits or otherwise in defense of any action, suit, or proceeding referred to in Sections 1 and 2 of this Article VI, or in defense of any claim, issue, or matter therein, he shall be indemnified against expenses, including attorneys' fees, actually and reasonably incurred by him in connection therewith.

         Section 4. Determination of Conduct. Any indemnification under Sections 1 and 2 of this Article VI, unless ordered by a court, shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee, or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article VI. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of Directors of the Corporation who were not parties to such action, suit, or proceeding, or (b) if such a quorum is not obtainable or even if obtainable a quorum of disinterested Directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

         Section 5. Advance Payment of Expenses. Expenses incurred in defending any civil or criminal action, suit, or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amount, if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article VI.

         Section 6. Nonexclusivity. The indemnification and advancement of expenses provided by, or granted pursuant to, the other Sections of this Article VI shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any by-law, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

         Section 7. Liability Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article VI or of Section 145 of the Delaware Corporation Law.

         Section 8. Meaning of Certain Terms. For purposes of this Article VI, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

         For purposes of this Article VI, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such Director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article VI.

         Section 9. Continuation of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VI shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

                                   ARTICLE VII

                             Certificates for Shares

         Section 1. Form and Execution. Certificates for shares, certifying the number of fully paid shares owned, shall be issued to each stockholder in such form as shall be approved by the Board of Directors. Such certificates shall be signed by the President or a Vice President and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer; provided, however, that if such certificates are countersigned by a transfer agent or registrar, the signatures of any of said officers and the seal of the Corporation upon such certificates may be facsimiles, engraved, stamped or printed. If any officer or officers, who shall have signed, or whose facsimile signature shall have been used, printed or stamped on any certificate or certificates for shares, shall cease to be such officer or officers, because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Corporation, such certificate or certificates, if authenticated by the endorsement thereon of the signature of a transfer agent or registrar, shall nevertheless be conclusively deemed to have been adopted by the Corporation by the use and delivery thereof and shall be as effective in all respects as though signed by a duly elected, qualified and authorized officer or officers, and as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be an officer or officers of the Corporation.

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         Section 2. Registration of Transfer. Any certificate for shares of the
Corporation shall be transferable in person or by attorney upon the surrender thereof to the Corporation or any transfer agent therefor (for the class of shares represented by the certificate surrendered) properly endorsed for transfer and accompanied by such assurances as the Corporation or such transfer agent may require as to the genuineness and effectiveness of each necessary endorsement.

         Section 3. Lost, Destroyed or Stolen Certificates. Anew share certificate or certificates may be issued in place of any certificate theretofore issued by the Corporation which is alleged to have been lost, destroyed or wrongfully taken upon (i) the execution and delivery to the Corporation by the person claiming the certificate to have been lost, destroyed or wrongfully taken of an affidavit of that fact, specifying whether or not, at the time of such alleged loss, destruction or taking, the certificate was endorsed, and (ii) the furnishing to the Corporation of indemnity and other assurances satisfactory to the Corporation and to all transfer agents and registrars of the class of shares represented by the certificate against any and all losses, damages, costs, expenses or liabilities to which they or any of them may be subjected by reason of the issue and delivery of such new certificate or certificates or in respect of the original certificate.

         Section 4. Registered Stockholders. A person in whose name shares are of record on the books of the Corporation shall conclusively be deemed the unqualified owner and holder thereof for all purposes and to have capacity to exercise all rights of ownership. Neither the Corporation nor any transfer agent of the Corporation shall be bound to recognize any equitable interest in or claim to such shares on the part of any other person, whether disclosed upon such certificate or otherwise, nor shall they be obliged to see to the execution of any trust or obligation.

                                  ARTICLE VIII

                                   Fiscal Year

         The fiscal year of the Corporation shall end on the last Saturday in March in each year or on such other date as may be fixed from time to time by the Board of Directors.

                                   ARTICLE IX

                                      Seal

         The Board of Directors may provide a suitable seal containing the name of the Corporation. If deemed advisable by the Board of Directors, duplicate seals may be provided and kept for the purposes of the Corporation.

                                    ARTICLE X

                                   Amendments

         These By-Laws may be amended, or new by-laws may be adopted, by the Board of Directors; provided, that any by-law, other than an initial by-law, which divides the Directors into classes having staggered terms shall be adopted at any meeting of stockholders called for such purpose by the affirmative vote of, or without a meeting by the written consent of, the holders of shares entitling them to exercise a majority of the voting power of the Corporation on such proposal.

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                                   ARTICLE XI.

                             Officers And Directors
             Liability And Indemnity; Transactions With Corporation

         Section 1.  Definitions Applicable to Article XI.

            (a) "Applicable Corporate Law" shall mean those statutes comprising the general corporation law of the jurisdiction in which the Corporation is incorporated, as amended from time to time.

            (b) "Breach of Duty" shall mean conduct of a Director or Officer constituting any one or more of the following:

                (1) A willful failure to deal fairly with the Corporation or its stockholders in connection with a matter in which the Director or Officer has a material conflict of interest.

                (2) A violation of criminal law, unless the Director or Officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful.

                (3) A transaction from which the Director or Officer derived an improper personal profit.

                (4) Willful misconduct.

            (c) "Claim" means any threatened or asserted claim or cause of action involving actual or potential liability of a Director or Officer arising from any act or omission of such person alleged or determined to have been negligent, grossly negligent or intentionally tortious or to have violated any state or federal securities laws (including any rule or regulation thereunder) or the Employee Retirement Income Security Act of 1974 or any other foreign, federal, state or local law, rule or regulation which is asserted or brought by or in the right of the Corporation or by any governmental authority or any other person or entity.

            (d) "Director or Officer" means any of the following:

                (1) A natural person who is or was: (i) a director (elected or appointed by the stockholders or Board of Directors); or (ii) an officer (elected or appointed by the Board of Directors) of the Corporation.

                (2) A natural person who, while such a director or officer of the Corporation, is or was serving either pursuant to the Corporation's specific request or as a result of the nature of such person's duties to the Corporation as a director, officer, partner, trustee, member of any governing or decision making committee, employee or agent of another corporation or foreign corporation, partnership, joint venture, trust or other enterprise.

                (3) A natural person who, while such a director or officer of the Corporation, is or was serving an employee benefit plan because his or her duties to the Corporation also impose duties

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on, or otherwise involve services by, the person to the plan or to participants in or beneficiaries of the plan.

               (4) Unless the context requires otherwise, the estate or personal representative of any such director, officer or Trustee.

     This term is not intended to include any person who holds a position of title of Vice President or other apparent office without formal election or appointment by the Board of Directors.

           (e) "Disinterested Majority" shall mean a majority of the Board of Directors of the Corporation who are not Parties to the subject Proceeding or any related Proceeding.

           (f) "Expenses" includes all reasonable fees, costs, charges, disbursements, attorneys' fees and any other expenses incurred by a Director or Officer in connection with a Proceeding if such person was a Party because he or she is or was a Director or Officer.

           (g) "Liability" includes the obligation to pay any sums or perform any acts pursuant to a settlement, penalty, assessment, forfeiture, fine, or judgment, including (without limitation) any excise tax assessed with respect to any employee benefit plan, punitive damages, costs, and expenses.

           (h) "Party" includes a natural person who was or is, or who is threatened to be made, a named defendant or respondent to a Claim in a Proceeding.

           (i) "Proceeding" means any threatened, pending or completed civil, criminal, administrative or investigative action, suit, arbitration or other proceeding of any kind, whether formal or informal, in which a Claim is or may be asserted against a Director or Officer or in which the Director or Officer is a witness.

     Section 2. Director and Officer Liability Limitations. No Director or Officer shall be liable to the Corporation, its shareholders or any person asserting rights on behalf of the Corporation or its shareholders, for damages, settlements, fines, penalties or other monetary liabilities arising from a breach of, or failure to perform, any duty resulting solely from his or her status as an Officer, regardless of whether constituting negligence or other tortious or otherwise culpable conduct, unless the person asserting liability proves that the breach or failure to perform constitutes a Breach of Duty. In addition to and not in limitation of the foregoing, no Officer shall have any liability for acts or omissions constituting business judgment within the business judgment rule.

     Section 3. Mandatory Indemnification.

           (a) Indemnification for Expenses. The Corporation shall indemnify a Director or Officer for all Expenses incurred (i) in the successful defense of any Claim (on the merits or otherwise) in a Proceeding and/or (ii) as a non-Party witness in any Proceeding.

           (b) Indemnification for Liability and Expenses. The Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding to which such person was a Party because he or she is or was a Director or Officer, unless such Liability and Expenses were incurred because the Director or Officer is determined to have engaged in conduct constituting a Breach of Duty.

           (c) Indemnification Exclusion for Collateral Sources. Notwithstanding the foregoing provision of this Article XI, section 3, indemnification shall not be required for any Liability or Expenses

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

to the extent the same have been paid or are covered under any collectible insurance policy or are otherwise paid or reimbursed by any third party under a legal or contractual obligation to do so.

           (d) Reliance on Applicable Corporation Law or Bylaw. Without intending to limit the generality of the indemnification rights provided under subsections 3(a) and (b) above, the Corporation shall indemnify a Director or Officer for all Liability and Expenses with respect to any Claim against such person in a Proceeding which is based, in whole or in part, on such person's reliance on the validity of any provision of the Applicable Corporation Law or these Bylaws, even though it is thereafter determined that such provision was invalid or otherwise could not have justifiably been relied upon.

     Section 4. Procedural Requirements for Determination That Indemnification is Proper.

           (a) Written Request for Indemnification. A Director or Officer who seeks indemnification shall make a written request therefor to the Corporation, selecting a means for determining his or her right to indemnification as provided under subsection 4(b) hereof.

           (b) Determination of Indemnification. Within 60 days of receipt by the Corporation of the Director's or Officer's request for indemnification, a determination shall be made as to whether or not the Director or Officer requesting indemnification engaged in conduct constituting a Breach of Duty and, as a result, is or is not entitled to indemnification under this Article. Such determination shall be made:

               (i) by majority vote of a Disinterested Majority if so designated by the Director or Officer seeking indemnification, if a Disinterested Majority exists unless the Disinterested Majority elects to obtain a legal opinion under (ii) below [in which event the Director or Officer shall then have the option to have such determination made under (iii), (iv) or (v) below]; or

               (ii) by written opinion of independent legal counsel if, (xx) so designated by the Director or Officer if a Disinterested Majority does not exist, or (yy) a Disinterested Majority does exist and it elects to have the determination made by such independent legal counsel and the Director or Officer does not elect to then have the determination made as otherwise provided hereunder. Such legal counsel shall be mutually selected by the Director or Officer and by a Disinterested Majority or, if a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including directors who are parties to the same or related Proceedings;

               (iii) by the stockholders if so designated by the Director or Officer seeking indemnification;

               (iv) by a panel of three arbitrators if so designated by the Director or Officer, which shall be selected from the panel or arbitrators of the American Arbitration Association in the place where Corporation maintains its primary place of business; provided, that (xx) one arbitrator shall be selected by such Director or Officer, the second arbitrator shall be selected y a Disinterested Majority or, if by a Disinterested Majority cannot be obtained, then by a majority vote of the Board of Directors, including Directors who are Parties to the same or related Proceedings, and the third arbitrator shall be selected by the two previously selected arbitrators, and (yy) in all other respects, such panel shall be governed by the American Arbitration Association's then existing Commercial Arbitration Rules, except the fees of all arbitrators shall be shared equally by the Corporation and the Director or Officer; or

               (v) by a court if so designated by the Director or Officer, pursuant to and in accordance with the Applicable Corporation Law; or

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

                (vi) as otherwise provided under the Applicable Corporation Law.

            The results and basis of the determination made hereunder shall be submitted in writing to the Corporation and the Director or Officer (the "Indemnity Decision").

            (c) No Presumption Created. The termination of a Proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or an equivalent plea, does not, by itself, create a presumption that indemnification of the requested amount of Liabilities and Expenses of the Director or Officer is not required.

            (d) Payment of Liabilities and Expenses; Waiver of Claims.

                (1) If it is determined that indemnification is required hereunder, the Corporation shall pay the Director or Officer the entire requested amount of Liabilities and Expenses (net of any Expenses previously advanced pursuant to Article XI, section 5), within 10 days of receipt of the Indemnity Decision, provided, that if it is determined that a Director or Officer is entitled to indemnification against Liabilities and Expenses incurred in connection with some Claims, but not as to others (such as if Claims are asserted to involve some conduct constituting a Breach of Duty and other conduct which does not), payment of the Liability and Expenses shall be apportioned by applying the following:

            If the Director or Officer sustains Liability for equal dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability and all Expenses related thereto were sustained and incurred solely with respect to the Claim for which indemnification is required; and if the Director or Officer sustains Liability and Expenses for different dollar amounts to a given party or person under two or more Claims arising from the same general conduct, transaction or series of events (even though divisible for purposes of establishing Liability), one of which would require indemnification and the other of which would not, it shall be conclusively presumed that the Liability for which indemnification is required is the sole Liability up to the dollar amount thereof (the "covered Liability") and the Liability for which indemnification is not required (the "Non-Covered Liability") is reduced by the amount of the Covered Liability (resulting in a "Net Non-Covered Liability") and the Expenses shall be apportioned on the basis of the respective amounts of the Covered Liability and the Net Non-Covered Liability such that the Director or Officer shall be entitled to indemnification for the Covered Liability and the apportioned Expenses attributable to such Covered Liability. The foregoing shall apply regardless of whether the Claim for the Non-Covered Liability and the resulting Expenses in defense thereof occurs prior to or following assertion of the Claim for the Covered Liability and regardless of the actual time, effort and Expenses involved in defense of the respective Claims.

                (2) The Corporation waives all right and claims against each Director and Officer for indemnification which may otherwise exist or arise under common law principles for Liabilities and/or Expenses incurred by the Corporation as a result of the negligence or alleged negligence of the Director or Officer, except in instances where such Liabilities and/or Expenses are incurred as a result of activities by the Director or Officer constituting a Breach of Duty.

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

            (e) Binding Effect. An Indemnity Decision finding that indemnification is required hereunder shall be binding upon the Corporation, unless unsupported by any credible or resulting from a clearly erroneous application of substantive law.

      Section 5. Advancement of Expenses.

            (a) Procedure. Upon written request by a Director or Officer who is a non-Party witness or a Party to a Proceeding, the Corporation shall pay or reimburse from time to time prior to completion of such Proceeding his or her Expenses as incurred within 10 days after receipt of such request accompanied by: (i) an executed written certificate affirming the Director's or Officer's good faith belief that (s)he has not breached or failed to perform his or her duties to the Corporation by engaging in conduct constituting a Breach of Duty;
(ii) an executed written undertaking by the Director or Officer to repay any advances made under this Section if it is ultimately determined that the Director or Officer is not entitled to be indemnified by the Corporation; and
(iii) written evidence of the Expenses incurred.

            (b) Ability to Repay; Undertaking to be Unsecured. The undertaking provided in this Section shall be accepted by the Corporation without reference to the Directors' or Officers' ability to repay the allowance. The undertaking shall be unsecured and the Director or Officer shall not be required to pay interest on such amounts prior to a final determination that repayment is required.

      Section 6. Right of Director or Officer to Bring Suit. If an Indemnity Decision is not issued within the time specified or such Indemnity Decision finds that the Director or Officer is not entitled to indemnification or the Corporation fails to make prompt payment pursuant to an Indemnity Decision, or a request for an advancement of Expenses under Article XI, section 5 is refused, the Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid Liability and/or Expense. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement or Expenses pursuant to the terms of an undertaking, the Director or Officer shall be entitled to recover the expense of successfully prosecuting or defending such suit. If the Director or Officer engaged in conduct constituting a Breach of Duty, such fact: (i) shall be a defense to any claim for indemnification against the Corporation (except for advancement of Expenses prior to completion of a Proceeding); and (ii) shall entitle the Corporation to recover all Expenses advanced prior to completion of the Proceeding pursuant to the terms of the undertaking once such fact has been established or admitted by the Director or Officer.

      An Indemnity Decision finding that indemnification of the Director or Officer is not required shall not be binding on the Director or Officer and shall not create a presumption that the Director or Officer has engaged in conduct constituting a Breach of Duty. In any suit brought by the Director or Officer to enforce a right to indemnification or to an advancement of Expenses hereunder or as otherwise provided in the Applicable Corporation Law, or by the Corporation to recover an advancement of Expenses pursuant to the terms of an undertaking, the burden of proving that the Director or Officer is not entitled to be indemnified, or to such advancement of Expenses, under this Article or otherwise shall be on the Corporation.

      Section 7. Permissible Considerations. A Director or Officer, in the discharge of his or her duties to the Corporation and in making any decision or performing any other act in such capacity, is not limited to considering only the economic interests of shareholders in determining what is best for the Corporation, but may also consider the following: (a) the effects of the action on employees, suppliers and customers of the Corporation; (b) effects on the community in which the Corporation operates; and (c) any other factors the Director or Officer considers pertinent.

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

      Section 8. Reliance by Directors or Officers. A Director or Officer (absent actual knowledge to the contrary) may rely in the discharge of his or her duties to the Corporation on information, opinions, reports or statements (any of which may be written or oral, formal or informal, including financial statements) and other financial data if prepared or presented by any of the following: (a) an Officer or employee of the Corporation whom the Director or Officer believes in good faith is reliable and competent as to the matters presented or as to which the Director or Officer has no compelling reason to believe is not reliable or competent; (b) legal counsel, public accountants or other persons as to matters the Director or Officer believes in good faith are within the person's professional or expert competence; and (c) information presented to the Board of Directors by any person, officer, employee or committee of the Board where it is believed in good faith the report merits confidence or where the Director or Officer has no compelling reason to believe it does not merit confidence.

      Section 9. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director or Officer against any Liability asserted against or incurred by the individual in any such capacity or arising out of his status as such, regardless of whether the Corporation is required or authorized to indemnify such person for Liability or Expenses under this Article.

      Section 10. Severability and Intent. If any provision of this Article shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article contravene public policy, this Article shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further action, by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable; it being understood that it is the Corporation's intention to provide the Directors and Officers with the broadest possible protection against personal liability allowable under the Applicable Corporation Law, and this Bylaw shall be liberally construed in order to fulfill this intent, and in no event shall a Director's or Officer's reliance on any of the provisions of this Article which may be held to be invalid, inoperative or in contravention of public policy render such conduct a Breach of Duty.

      Section 11. Notice to the Corporation. A Director or Officer shall promptly notify the Corporation in writing when he or she has actual knowledge of a Proceeding which may result in a claim of indemnification against Liabilities or allowance of Expenses hereunder, but the failure to do so shall not relieve the Corporation of any liability to the Director or Officer hereunder unless the Corporation shall have been irreparably prejudiced by such failure.

      Section 12. Indemnification and Allowance of Expenses of Certain Others.

            (a) Employee of Authorized Agent. The Board of Directors may, in its sole and absolute discretion, by majority vote or consent, indemnify against Liabilities incurred by, and/or provide for the advance of reasonable Expenses of, an employee or authorized agent of the Corporation acting within the scope of his or her duties as such, even if such employee or agent is not a Director or Officer.

            (b) Indemnity Agreements. The Board of Directors, by majority vote or consent, may authorize the Corporation to enter written indemnity agreements with: (i) any Director or Officer of the Corporation, which may further expand the indemnification rights provided under these Bylaws or the Applicable Corporation Law; and (ii) any employee or agent of the Corporation, which may extend to such person the same, greater or lesser rights of indemnification and reliance as those afforded to Directors and Officers under this Article.

      Section 13. Amendment. This Article may only be altered, amended or repealed by a vote of not less than two-thirds of the Corporation's outstanding Class A common stock entitled to vote; provided,

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

however, that the Board of Directors may alter or amend this Article without such stockholder approval if any such alteration or amendment is (a) made in order to conform to any amendment or revision of the Applicable Corporation Law, which (i) expands or permits the expansion of a Director's or Officer's right to indemnification thereunder; (ii) limits or eliminates, or permits the limitation or elimination of, the liability of a Director or Officer; or (iii) is otherwise beneficial to the Directors and Officers or (b) an alteration or amendment which is otherwise deemed by the Board of Directors to be an immaterial modification. No amendment of this Article shall terminate, reduce or impair a Director's or Officer's rights to indemnification for any act, occurrence or event taking place prior to the effective date of such amendment and delivery of notice thereof to such Director or Officer, regardless of when any Claim relating thereto is actually asserted.

      Section 14. Nonexclusivity of Article XI. The rights of a Director or Officer (or any other person) granted under this Article shall not be deemed exclusive of any other rights to indemnification against Liabilities or allowance of Expenses which the Director or Officer (or such other person) may be entitled to under any written agreement, Board of Directors resolution, vote of shareholders of the Corporation or under the Applicable Corporation Law or otherwise. Nothing contained in this Article shall be deemed to limit the Corporation's obligations to indemnify against Liabilities or allow expenses to a Director or Officer under the Applicable Corporation Law.

                                       16